SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2018 (June 8, 2018)

CALMARE THERAPEUTICS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08696	36-2664428
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1375 Kings Highway East
Fairfield, CT 06824
(Address of principal executive offices)
203-368-6044
(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

On June 8, 2018, IVS Associates, Inc. (“IVS”) reported the preliminary tally of consents by shareholders with respect to the proposals that were submitted to the shareholders by certain minority shareholders on December 5, 2018. The proposals were neither supported by the management of the Registrant, nor by four of the five current directors of the Registrant. The preliminary tally is based on information prepared by IVS. Based on the preliminary tally, none of the proposals were adopted by the shareholders because the proposals did not receive consents from a majority of the shares outstanding on the February 13, 2018 record date.

As of the close of business on February 13, 2018, the record date for the consent solicitation, there were 38,997,971 shares of common stock of the Registrant (the “Common Stock”) issued and outstanding. The six proposals, none of which were approved, proposed to remove four of the five current directors, elect new directors to the Board, make three different amendments to Registrant’s existing Bylaws, and repeal prior amendments to the Bylaws. As shown below, the proposals were not approved because the number of consents received represented less than a majority of the Common Stock outstanding on the record date.

Set forth below is the preliminary tally of consents from IVS for each proposal.

Proposal 1 – Removal of Four of the Five Current Directors. (This proposal was not approved based on the following preliminary results from IVS.)

	Conrad Mir	Peter Brennan	Rustin Howard	Carl O’Connell
Consents	15,083,737	15,083,737	15,083,737	15,083,737
Does Not Consent	0	0	0	0
Revokes Consent	302,500	302,500	302,500	302,500

Proposal 2 – Election of Directors. (This proposal was not approved based on the following preliminary results from IVS.)

	Stanley Yarbro	Robert Conway	Steve Roehrich	Robert Davis	Benjamin Large
Consents	15,083,737	15,083,737	15,083,737	15,083,737	15,083,737
Does Not Consent	0	0	0	0	0
Revokes Consent	302,500	302,500	302,500	302,500	302,500

Proposal 3 – Amendment to Section 2.01 of the Registrant’s Bylaws. (This proposal was not approved based on the following preliminary results from IVS.)

Amendment to Section 2.01 of the Registrant’s Bylaws
Consents	15,083,737
Does Not Consent	0
Revokes Consent	0

Proposal 4 – Amendment to Section 7.01 of the Registrant’s Bylaws. (This proposal was not approved based on the following preliminary results from IVS.)

Amendment to Section 7.01 of the Registrant’s Bylaws
Consents	15,083,737
Does Not Consent	0
Revokes Consent	0

Proposal 5 – Amendment to Section 2.01 of the Registrant’s Bylaws. (This proposal was not approved based on the following preliminary results from IVS.)

Amendment to Section 2.01 of the Registrant’s Bylaws
Consents	15,083,737
Does Not Consent	0
Revokes Consent	0

Proposal 6 – Repeal of each Amendment to the Registrant’s Bylaws adopted after October 20, 2010. (This proposal was not approved based on the following preliminary results from IVS.)

Repeal of each Amendment to the Registrant’s Bylaws Adopted after October 20, 2010
Consents	15,083,737
Does Not Consent	0
Revokes Consent	302,500

ITEM 7.01.	Regulation FD Disclosure

On June 8, 2018, the Registrant issued a press release titled “Calmare Therapeutics Reports Preliminary Tally of Consents by Shareholders.” A copy of the press release is provided herewith as Exhibit 99.1.

ITEM 8.01.	Other Events

The information set forth above in Item 5.07 Submission of Matters to a Vote of Security Holders and Item 7.01 Regulation FD Disclosure is hereby incorporated by reference.

ITEM 9.01.	Financial Statements and Exhibits

Exhibits.

99.1	Press Release, dated June 14, 2018, titled “Calmare Therapeutics Reports Preliminary Tally of Consents by Shareholders.”

Participants in Solicitation

THE COMPANY AND ITS DIRECTORS AND EXECUTIVE OFFICERS ARE DEEMED TO BE PARTICIPANTS IN THE CONSENT REVOCATION SOLICITATION. THESE PARTICIPANTS ARE IDENTIFIED IN THE COMPANY'S AMENDED DEFINITIVE CONSENT REVOCATION STATEMENT (AMENDMENT NO. 1) THAT THE COMPANY FILED WITH THE U.S. SECURITY AND EXCHANGE COMMISSION (“SEC”) ON JANUARY 16, 2018. INFORMATION REGARDING THE INTERESTS OF PARTICIPANTS OF THE COMPANY IN THE SOLICITATION OF CONSENT REVOCATIONS AND OTHER RELEVANT MATERIAL WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. SOME OF THIS INFORMATION HAS BEEN INCLUDED IN THE PRELIMINARY CONSENT REVOCATION MATERIALS THAT THE COMPANY FILED WITH THE SEC.

Additional Information

SHAREHOLDERS ARE ENCOURAGED TO READ THE COMPANY'S CONSENT REVOCATION STATEMENT AND SUBSEQUENT FILINGS, TOGETHER WITH ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE. THEY WILL CONTAIN IMPORTANT INFORMATION.

INVESTORS AND SECURITY HOLDERS WILL BE ABLE TO OBTAIN THE DOCUMENTS ELECTRONICALLY, FREE OF CHARGE, FROM THE SEC'S WEBSITE, WWW.SEC.GOV OR THE CALMARE THERAPEUTICS INCORPORATED WEBSITE, WWW.CALMARETHERAPEUTICS.COM, OR IN PRINT FORM BY WRITING TO CALMARE THERAPEUTICS INCORPORATED, 1375 KINGS HWY. STE 400, FAIRFIELD, CT 06824-5380 ATTENTION: INVESTOR RELATIONS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 14, 2018                                                                                              Calmare Therapeutics Incorporated

                            By: /s/ Conrad Mir

                        Conrad Mir

                        Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated June 14, 2018, titled “Calmare Therapeutics Reports Preliminary Tally of Consents by Shareholders”.